Exhibit (l)

SEWARD & KISSEL LLP

1901 L Street, NW

Suite 700

Washington, DC 20036

Telephone: (202) 737-8833

Facsimile: (202) 737-5184

www.sewkis.com

July 28, 2026

AB Multi-Manager Alternative Fund

c/o AllianceBernstein LP

66 Hudson Boulevard East, 28th Floor

New York, NY 10001

Re:	AB Multi-Manager Alternative Fund
Registration Statement on Form N-2

Ladies and Gentlemen:

As counsel to AB Multi-Manager Alternative Fund, a Delaware statutory trust (the “Trust”), we have been asked to render our opinion with respect to the issuance of shares of beneficial interest of the Trust, par value $0.001 per share (the “Shares”).

As counsel for the Trust, we have participated in the preparation of the Trust’s Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the “Commission”) to become effective on July 28, 2026, pursuant to paragraph (b) of Rule 486 under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”) in which this letter is included as Exhibit (l). We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion expressed below. We have relied, without independent verification, on a Certificate of Good Standing for the Trust obtained from the Delaware Secretary of State and, as to matters of fact material to the opinion set forth below, inquiries of officers of the Trust and such other documents and certificates as to factual matters as we have deemed necessary to render the opinion expressed herein. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures. The opinion expressed below is limited to the Delaware Statutory Trust Act, as amended.

AB Multi-Manager Alternative Fund

July 28, 2026

Based upon the foregoing and subject to the following, we are of the opinion that the Shares have been duly authorized and, when issued and paid for by the purchasers upon the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable beneficial interests in the Trust.

We note that, pursuant to Section 4.6 of Article IV of the Declaration of Trust, the Trustees have the power, as frequently as they may determine, to cause each shareholder, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, administrator or any other service provider, an amount fixed from time to time by the Trustees, by setting off such charges due from such shareholder from declared but unpaid dividends owed such shareholder and/or by reducing the number of Shares in the account of such shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such shareholder.

We do not express an opinion with respect to any laws other than the laws of Delaware applicable to the due authorization, valid issuance and nonassessability of shares of beneficial interest of the Trust. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or “blue sky” laws of Delaware or any other jurisdiction. Additionally, we do not express any opinion with respect to any laws, rules, regulations or orders concerning emergencies declared by any governmental authority or the effect thereof on the opinions expressed herein. Members of this firm are admitted to the bar in the State of New York and the District of Columbia.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm as legal counsel for the Trust in the Registration Statement.  This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Seward & Kissel LLP